Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Municipal Market Opportunity Fund, Inc.
33-34221
811-06081

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment
Policies are as follows:




   To approve the elimination
of the fundamental policies
relating to investments in
municipal securities and below
investment grade securities.
    Common and MuniPreferred
shares voting together as a class
     MuniPreferred shares voting
 together as a class
   For
                3,340,168
                       499
   Against
                   142,107
                       179
   Abstain
                   141,457
                         14
   Broker Non-Votes
                1,089,961
                    1,420
      Total
                4,713,693
                    2,112



To approve the new fundamenta
l policy relating to investments in
municipal securities.


   For
                3,332,750
                       500
   Against
                   150,389
                       176
   Abstain
                   140,593
                         16
   Broker Non-Votes
                1,089,961
                    1,420
      Total
                4,713,693
                    2,112



To approve the elimination of the
 fundamental policy relating to
commodities.


   For
                3,316,783
                       512
   Against
                   158,232
                       163
   Abstain
                   148,717
                         17
   Broker Non-Votes
                1,089,961
                    1,420
      Total
                4,713,693
                    2,112



To approve the new fundamental
policy relating to commodities.


   For
                3,301,504
                       513
   Against
                   169,607
                       162
   Abstain
                   152,621
                         17
   Broker Non-Votes
                1,089,961
                    1,420
      Total
                4,713,693
                    2,112



To approve the elimination of the
 fundamental policies relating to
derivatives and short sales.


   For
                3,316,285
                       516
   Against
                   160,526
                       155
   Abstain
                   146,921
                         21
   Broker Non-Votes
                1,089,961
                    1,420
      Total
                4,713,693
                    2,112



To approve the elimination of the
 fundamental policies prohibiting
 investment in other investment
companies.


   For
                3,320,305
                       501
   Against
                   160,458
                       171
   Abstain
                   142,969
                         20
   Broker Non-Votes
                1,089,961
                    1,420
      Total
                4,713,693
                    2,112

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012577.